UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

Commission file number 0-02517

TOREADOR RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4809 Cole Avenue, Suite 108; Dallas, Texas 75205
(Address of principal executive offices)

                                (214) 559-3933
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

        Below is a press release issued by Toreador Resources Corporation (the "Company") on December 10, 2003. The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, and is not incorporatiod by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

TOREADOR TO SELL U.S. MINERAL AND
ROYALTY ASSETS FOR $45 MILLION

Sale Will Reduce Debt by $30 Million, Provide
Funds for Stronger International Focus

        DALLAS, TEXAS – (December 10, 2003) –Toreador Resources Corporation (NASDAQ: TRGL; TSX: TRX) announces today it will sell its U.S. mineral and royalty assets for approximately $45 million to an undisclosed buyer. The sale, which will reduce Toreador’s proved oil and gas reserves by only 14%, reaffirms Toreador’s commitment to build its international exploration and production business. The transaction has been approved by the boards of directors of both companies and is expected to close in January 2004.

        The sale will allow Toreador to strengthen its balance sheet by extinguishing its two senior credit facilities, which will reduce debt by approximately $30 million. The sale will increase stockholders’ equity by approximately $20 million. Upon completion of the transaction, Toreador anticipates recording a pretax gain of approximately $32 million in the first quarter of 2004.

        “In addition to improving our balance sheet, this asset sale will provide us with the necessary funds to implement our three-year operations plan, which balances exploration endeavors, particularly in Turkey’s Black Sea and France, with French and Romanian development and rehabilitation work, ” said G. Thomas Graves III, President and Chief Executive Officer of Toreador. “We look forward to being able to take full advantage of overseas exploration and exploitation opportunities.

        “We believe we can create greater long-term value for our shareholders by monetizing our U.S. mineral and royalty portfolio and participating in higher-reward international projects that will enhance their investment,” added Graves.

        Toreador’s plan for replacing production and proved reserves relinquished in the U.S. asset sale includes a multi-well re-entry and development program in France beginning in early 2004.

        “We expect next year’s work in France alone will allow us to replace more than one-third of the production lost as a result of this sale,” said Graves, “and in 2005 we expect to have replaced all of the production generated by our domestic mineral properties, prior to factoring in any potential exploration success.”

        Toreador will retain its U.S. working-interest ownership portfolio, which accounted for about 10% of the company’s proved oil and gas reserves at December 31, 2002.

        “Continued participation in select exploratory wells and the pursuit of working-interest acquisition opportunities will drive our U.S. growth strategy,” said Graves.

        Toreador’s domestic mineral and royalty portfolio comprises approximately 2.6 million gross acres, or 1.4 million net acres, in eight states: Alabama, Arkansas, California, Kansas, Louisiana, Michigan, Mississippi and Texas.

        Toreador previously disclosed that it was diligently exploring alternatives to refinance all or part of its capital structure.

ABOUT TOREADOR

        Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns perpetual oil and gas mineral and royalty assets in eight states and working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

        Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Cautionary Note to Investors — The Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Investors are urged to also consider closely the disclosure in Toreador’s Form 10-K for the fiscal year ended December 31, 2002, available from the company by calling 214.559.3933 or 800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

_________________

CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Investor Relations
214-559-3933 or 800-966-2141

(Table Follows)

        Note: The accompanying unaudited Pro Forma Combined Balance Sheet is based on the historical balance sheet of Toreador as of September 30, 2003, and has been prepared assuming the sale of the U.S. mineral and royalty assets had been consummated on that date.

        The pro forma adjustments are based upon available information and assumptions that management of Toreador believes are reasonable. The Pro Forma Combined Balance Sheet does not purport to represent the financial position of Toreador had such transaction been consummated on the date indicated or Toreador’s financial position or results of operations for any future date or period.

TOREADOR RESOURCES CORPORATION
PRO FORMA COMBINED BALANCE
SHEETSEPTEMBER 30, 2003
(UNAUDITED)

	As reported	Pro Forma Adjustments for Asset Sale		Pro Forma Combined
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$619	$15,927	(1)(2)	$16,546
Accounts and notes receivable	3,809			3,809
Available-for-sale securities, at fair value	32			32
Other	1,702			1,702

Total current assets	6,162	15,927		22,089

Oil and gas properties, net, using the
successful efforts method of accounting	77,301	(13,826	) (1)	63,475

Investments in unconsolidated entities	501			501
Goodwill	5,467			5,467
Other assets	506			506

Total assets	$89,937	$2,101		$92,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,838			$5,838
Unrealized losses on commodity derivatives	1,052			1,052
Current portion of long-term debt	14,000	(14,000	) (2)	--
Income taxes payable	1,677	11,682	(1)	13,359

Total current liabilities	22,567	(2,318)		20,249

Long-term debt	15,473	(15,473	) (2)	--
Long-term accrued liabilities	578			578
Long-term asset retirement obligation	1,625			1,625
Deferred tax liability	13,346			13,346
Convertible debenture	2,160			2,160

Total liabilities	55,749	(17,791)		37,958

Stockholders' equity:
Preferred stock, Series A & A-1, $1.00 par value,
4,000,000 shares authorized; 237,000 and 197,000 issued	237			237
Common stock, $0.15625 par value, 30,000,000
shares authorized; 10,058,544 shares issued	1,572			1,572
Capital in excess of par value	31,470			31,470
Retained earnings	232	19,892	(1)	20,124
Accumulated other comprehensive income	3,211			3,211

	36,722	19,892		56,614

Treasury stock at cost:
721,027 shares	(2,534)			(2,534)

Total stockholders' equity	34,188	19,892		54,080

Total liabilities and stockholders' equity	$89,937	$2,101		$92,038

        (1)       To record the sale of the U.S. mineral and royalty assets in exchange for approximately $45.4 million in cash resulting in an approximate $31.6 million ($19.9 million after-tax) gain on the transaction.
        (2)      To record the payoff in cash of current and long-term borrowings under the Barclays Bank, Plc credit facility of approximately $12.2 million and the Bank of Texas credit facility of approximately $17.3 million.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: December 10, 2003	By: /s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO